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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



       Date of Report (date of earliest event reported): August 16, 2001



                          CABOT OIL & GAS CORPORATION
            (Exact name of registrant as specified in its charter)


             Delaware                    1-10447               04-3072771
   (State or other jurisdiction  (Commission File Number)   (I.R.S. Employer
          of incorporation)                                 Identification No.)



               1200 Enclave Parkway
                   Houston, Texas                         77077
        (Address of principal executive offices)        (Zip Code)



      Registrant's telephone number, including area code:  (281) 589-4600
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Item 2.   Acquisition or Disposition of Assets.

          On August 16, 2001, Cabot Oil & Gas Corporation ("Cabot"), its wholly owned subsidiary named COG Colorado Corporation ("Merger Sub"), Cody Company ("Cody Company"), and the shareholders of Cody Company completed the merger contemplated by the Agreement and Plan of Merger dated June 20, 2001 (the "Merger Agreement") pursuant to which (i) Cody Company distributed to its shareholders certain assets, and (ii) Merger Sub merged with and into Cody Company (the "Merger"), with Cody Company surviving as a wholly owned subsidiary of Cabot.

          The total consideration paid by Cabot in the Merger was approximately $230 million, consisting of (i) approximately $181 million in cash and (ii) 1,999,993 shares of Cabot Class A common stock. The consideration was determined by arm's-length negotiations.

          To fund the cash portion of the merger consideration, Cabot borrowed $170 million pursuant to a Note Agreement dated July 26, 2001 (the "Note Agreement") between Cabot and the Purchasers listed on Schedule A to the Note Agreement. Cabot funded the remaining portion of the cash consideration paid to the former Cody Company shareholders from the Company's revolving credit facility.

          Cody Company is the parent of Cody Energy LLC, an exploration and production company with properties located primarily in South Texas and South Louisiana. Cabot currently intends to continue the business activities of Cody Energy LLC. There were no material relationships between Cabot and Cody Company or its subsidiaries prior to the execution of the Merger Agreement.

          The Merger Agreement and the Note Agreement are filed herewith as exhibits and are incorporated in this Item 2 by reference. The foregoing descriptions of the Merger Agreement and the transactions contemplated thereby and of the Note Agreement are qualified in their entirety by reference to such exhibits.


Item 7.   Financial Statements and Exhibits

     (a)  Financial Statements of Businesses Acquired.

          Provision of financial statements of the business acquired required by this item within 15 days is impracticable. The required financial information will be filed by an amendment to this Current Report on Form 8-K as soon as practicable, but not later than 60 days after this Report is required to be filed.

     (b)  Pro Forma Financial Information.

          Provision of pro forma financial information required by this item within 15 days is impracticable. The required pro forma financial information will be filed by an amendment to this Current Report on Form 8-K as soon as practicable, but not later than 60 days after this Report is required to be filed.

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     (c)  Exhibits.

     2.1 -- Agreement and Plan of Merger, dated as of June 20, 2001, among Cabot Oil & Gas Corporation, COG Colorado Corporation, Cody Company and the shareholders of Cody Company. (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K for the event dated June 20, 2001.)

     2.2 -- Amendment to Agreement and Plan of Merger dated as of July 10, 2001 to the Agreement and Plan of Merger, dated June 20, 2001, among Cabot Oil & Gas Corporation, COG Colorado Corporation, Cody Company and the shareholders of Cody Company.

     2.3  --  Closing Agreement dated August 16, 2001.

     4.1 -- Note Purchase Agreement dated as of July 26, 2001 among Cabot Oil & Gas Corporation and The Purchasers Listed Herein.

     99.1 --  Press Release dated August 16, 2001.

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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             CABOT OIL & GAS CORPORATION


                             By: /s/ Scott C. Schroeder
                                ---------------------------
                                  Scott C. Schroeder
                                  Vice President, Chief Financial Officer
                                  and Treasurer


Date: August 30, 2001

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